SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 24, 2011

SILVERHILL MANAGEMENT SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-161052	26-2274999
(State or other jurisdiction	(Commission File number)	(IRS Employer
of incorporation or organization)		Identification No.)

23961 Craftsman Road #LM

Calabasas, California  91302

(Address of principal executive offices) (Zip Code)

818-224-5678

(Registrant’s Telephone Number, Including Area Code)

21 Merrimac Way, Unit B, Tyngsboro, MA 01879

 (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Agreement and Plan of Reorganization

On August 24, 2011 the Registrant entered into an Agreement and Plan of Reorganization (the “Plan”) by and among the Registrant, Fuel Doctor, LLC, a California limited liability company (“FDLLC”), Emily Lussier, the Registrant’s controlling shareholder, and a certain member of FDLLC.  A closing under the Plan was held on August 2011.  Pursuant to the Plan,

Emily Lussier surrendered 3,485,000 shares, representing her controlling interest in the Registrant, leaving 727,000 shares outstanding prior to the issuance of shares to members of FDLLC and a 4.3 for one stock split to be affected promptly after closing, to the Registrant and resigned as an officer and director; certain members of FDLLC exchanged their membership interests for 9,347,500 post stock split shares of our common stock, and Registrant intends to continue to acquire the remaining  FDLLC membership interests so that after the acquisition of all of them Registrant will have issued 9,437,500 shares of our common stock for them;

FDLLC became a subsidiary of the Registrant; and the managers of FDLLC were appointed as the officers and directors of the Registrant.  After compliance with all applicable laws, rules and regulations, the Registrant intends to change its corporate name to” Fuel Doctor Holdings, Inc.” to reflect the Registrant's new business focus.

As a result of the closing under the Plan, the Registrant is now the owner of substantially all of the outstanding membership interests of FDLLC and its business is now the business of FDLLC and the management of FDLLC are now our management.

All descriptions of the Exchange contained herein and all references to the terms, provisions and conditions of the Plan are qualified in their entirety by reference to the Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference for all purposes hereof.

The consideration for the acquisition was determined in arms-length negotiations between the parties to the Plan.  The factors addressed by the Registrant in negotiating the consideration included FDLLC's past and present operations and software development, revenues and earnings; FDLLC's future prospects for software development, revenues and earnings; IQB current and prospective future assets; an assessment of FDLLC's management; and anticipated expansion opportunities.

Prior to the consummation of the Plan, there were no material relationships between FDLLC and any of its affiliates, and the Registrant and any of its affiliates.

The following is a description of the business conducted by FDLLC, which the Registrant acquired pursuant to the Plan.  The following description includes forward-looking statements. The Registrant has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of software business that the Registrant will now undertake.  The forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate" or other words that convey uncertainty of future events or outcomes.  One should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report.  The Registrant's actual results could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Registrant's business.  The Registrant is under no duty to update any of the forward-looking statements contained in this Report after the date hereof to conform such statements to actual results.

The Business of Fuel Doctor LLC

General

Fuel Doctor, LLC (the “Company”) is a California limited liability company that commenced its business in June 2009.  The Company is the exclusive distributor for the United States and Canada of a fuel efficiency booster (the FD-47), which plugs into the lighter socket/power port of a vehicle and increases the vehicle's miles per gallon through the power conditioning of the vehicle's electrical systems.  The Company has also developed, and plans on continuing to develop, certain related products.

Products

Background on The Company’s Primary Product

As a motor vehicle matures, the power systems tend to generate and experience more electrical noise or interference or (in other words) electrical “noise.”  This electrical noise is a disturbance that affects an electrical circuit due to either electromagnetic conduction or electromagnetic radiation emitted from an external source.  The main contributors to this electrical noise in motor vehicles include fan motors, air conditioners, audio devices, lighting, weak grounds, and dirty/loose contacts.  This electrical noise can have many detrimental effects on a vehicle’s systems, and may interrupt, obstruct, or otherwise degrade or limit the effective performance and efficiency of an electrical circuit.  In a more extreme variation, electromagnetic interference is used for military applications, such as radio jamming.

In recent years, automakers have moved to electronic engine controls (including throttles) and away from mechanical controls in an effort to meet tighter federal fuel and emissions regulations.  These electronic controls allow far more precise control of the engine operation and fuel use.  However, experts believe electrical signals from other onboard electronic components can impair the performance of the electronic engine controls.  Car manufacturers have for some time been incorporating technology for the filtering of the power systems throughout their vehicle.  However with time, tolerances change, noise levels increase, and connections weaken or loosen from vibrations.  As a result, the negative effects of electrical noise increase over time.  The Company believes that the result of this is a decline in fuel efficiency as a motor vehicle gets older.

Features of The Company’s Primary Product

The FD-47 is a cutting-edge technology that increases a vehicle’s miles per gallon (MPG) through power conditioning of the vehicle’s electrical systems.  Its technology is covered by pending patent application No. 12/426,294 to the United States Patent and Trademarks Office (Local patent) and application No. PCT/IL2009/001156 to the Patent Cooperation Treaty (PCT) (International Patent).  A to Z innovations, a company incorporated under the law of Hong Kong, owns this technology.  The Company is a 5% shareholder in A to Z innovations.

The FD-47 simply plugs into the lighter socket/power port and the power conditioning qualities of the FD-47 help to reduce and remove electrical noise and to restore a vehicle’s efficiency.  The FD-47 is designed for the automotive marketplace of vehicles that are 24 months and older.  The FD-47 increases a vehicle’s miles per gallon (MPG) through power conditioning of the vehicle’s electrical systems.  Conditioned and clean power allows the vehicle’s engine control unit (ECU) (also known as power-train control module [PCM], or engine control module [ECM]), fuel injection and engine timing equipment to operate more efficiently.  The FD-47 helps to condition the power back to where it was when the vehicle was brand new.

Another benefit of the technology incorporated into the FD-47 is the positive environmental effects.  When a vehicle’s engine runs more efficiently, it will require less fuel, produce more power and have reduced exhaust emissions (namely, carbon dioxide or CO2).  The carbon from the gasoline mixes with oxygen from the air.  Gasoline consists mostly of hydrocarbons, i.e. chains of carbon encircled by atoms of hydrogen.  When the hydrocarbons burn; they break apart and recombine with air. This reaction produces heat, as well as two chemical byproducts: water and carbon dioxide. Octane consists of eight atoms of carbon and 18 atoms of hydrogen, written as C8H18.  If the octane breaks down and mixes with enough oxygen (02), the results are atoms of carbon, hydrogen, and oxygen, making eight molecules of carbon dioxide (CO2) and nine molecules of water (H20). The eight molecules of CO2 weigh about three times more than the one molecule of octane that began this process.  For each gallon of gas burned by a vehicle, 19 pounds of carbon dioxide are released.  By reducing fuel consumption, the FD-47 is also reducing negative impacts on the environment.

In addition to decreased fuel consumption and reduced exhaust emissions, testers and users of the FD-47 have reported several additional benefits, including increased power, smoother transmission shifting, better firing, and easier starting.

The Company believes that the FD-47 is the only fuel efficiency booster in the world that has been tested in both the laboratory and in the field by major accredited test facilities. These facilities include:

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BOSCH Ledico

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Intertek USA

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Kett Engineering

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Test Car Engineering

History of the Development of The Company’s Primary Product

Pisit Dechwanapong, a Thai scientist who was conducting electromagnetic waveforms experiments in his back yard, developed the technology incorporated into the Company’s main product (the FD-47).  Mr. Dechwanapong figured out that electromagnetic energy could deaden or soften (i.e. “clean”) electronic noise (i.e. surges and spikes) within electronic systems.  After the FD-47 had been on the market for about a year in Thailand, Tzvika Hershko, President of H. Impex Co. Thailand, was doing business with the manufacturer of the FD-47 on different projects.  Mr. Hershko was approached by one of the partners of the manufacturer of the FD-47 to work out a partnership agreement with him. After weeks of discussion, the inventor and his partners agreed to assign the patent right and full ownership of the technology incorporated into the FD-47 to Mr. Hershko and his partner Assaf Tvoua, in consideration for the future royalties on sale worldwide and an initial undisclosed purchase price.

While on routine inspection and manufacturing trip of an order being processed by H. Impex, Mark Soffa, the Company’s President and Chief Operating Officer, was shown the FD-47 and urged to test it in the U.S. for authenticity of the claim that, when plugged into a normal lighter socket of any vehicle running on gas, diesel or LPG and using a standard 12-volt system, this small device could improve and clean electronic noise in a vehicle, resulting in a number of positive affects including increased miles per gallon.  Although skeptical, Mr. Soffa gave the FD-47 to a friend who has been importing re-built alternators into the U.S. and had a brother who was a mechanical engineer with the right kind of road testing equipment to see if the theory was in fact true.  After several weeks, Mr. Soffa learned that the initial three-week testing resulted in 22% better fuel economy and more power.

Mr. Soffa then began investigating the possibilities of marketing this type of product in the U.S.  He hired a former CFO of JBL electronics with a degree in mechanical engineering and 13-year’s experience working in Detroit on the Chrysler 300.  This combustible engine expert then began the rigors of testing to figure out the required protocols in which accurate data could be obtained within the guidelines of U.S. regulations to bring product like this to market.  After taking the FD-47 to AAA automotive testing center for emissions tests, Kett engineering for field tests and doing tests on several other cars, trucks and SUVs, the product was determined to work best on vehicles two years and older.  Depending on the year, make, model, age and driving habits, the testing indicated that the FD-47 could get anywhere from 5%-28% better fuel economy.

Additional Products

The Company has several additional products already available for sale, and several additional products under development.  The additional products already available for sale include the FD-38 Power Port Splitter and the FD-22 USB Car Charger Adapter.  These additional products are not based on proprietary technology.

The FD-38 Power Port Splitter is a quick and easy way to add an additional Power Port socket to any vehicle.  It is a 12-volt device that plugs into a single lighter socket, but has two Power Port sockets, thus doubling a vehicle’s capacity in this regard.  The FD-38 is ideal for portable cassette players, boom boxes, radar detectors, cell phone chargers, or any other 12-volt accessory that are used in vehicles.  The FD-47 fuel efficiency booster can be plugged into one of the sockets, thus allowing it to be used, while preserving the availability of another socket for usual usages.

The FD-22 USB Car Charger Adapter charges personal digital assistants (PDAs) and other USB peripheral devices (including iPods) from any standard lighter socket in a vehicle. A LED light indicates that the adapter is active, and this device has a built-in fuse for protection.  This product can be used in conjunction with the FD-38 Power Port Splitter to expand USB connectivity and power.

Several additional products under development include a 24-volt fuel efficiency booster designed for heavy truck rigs (the FD-65) and a fuel efficiency booster designed for boats called the FD-83.  These additional products are based on the proprietary technology on which the FD-47 is based.  The FD-65 is currently undergoing testing, and the Company hopes to bring it to market in the very near future.

The Company is also developing for sale a line of car care products.  The Company has not yet launched these products, but will do so when it believes that the timing is favorable.

Fuel Doctor’s Rapid Charger

The Fuel Doctor’s Rapid Charger is an emergency power source for your automobile that is completely environmentally friendly and has a minimum 5 year shelf life.  The unit remains in your vehicle and you do not have to worry about keeping it charged or it draining for at least 5 years.  When you need it, it is ready for use.  The unit features a 12 volt power port like the one in your vehicle for plugging devices in such as cell phones, flashlights and other devices as well as a power plug that can be used to charge the vehicle's battery from the convenience of inside the car at the vehicles cigarette lighter.  Although there are similar products on the market, they all require you to remove the device at least once a year and recharge it. The battery and units are based on existing technology however; the utility patent for this product and combination of uses has been filed for international patent approval and has passed preliminary patent review from the patent office.

Exclusive Agency Agreement

The Company has entered into an exclusive Agency Agreement (the “Exclusive Agreement”) with A to Z innovations, a company incorporated under the law of Hong Kong.  The Company is a 5% shareholder in A to Z innovations.

The Exclusive Agreements gives to the Company the exclusive right to sell the FD-47 in the United States and Canada.  Recently, the Company entered into an agreement to expand its exclusive agency agreement to all markets worldwide under the same minimum purchase requirements listed below.   The Exclusive Agreement became effective on August 15, 2009.  Per this agreement, in order for the Company to maintain its exclusive right in the United States and Canada, it must purchase the following minimum number of FD-47s during the yearly periods of the agreement set forth below:

Year of Contract	Number of Units Purchased
First	110,000
Second	250,000
Third	700,000
Fourth	1,000,000
Fifth	1,300,000

To the extent that the Company purchases a number of units exceeding the minimum number of units during one year of the agreement, the minimum number of units for the next year is reduced by the number of excess units sold the previous year.

The Exclusive Agreement sets the price that the Company pays for the units and the resale price that the Company can charge for the units.  The Exclusive Agreement is for a five-year term ending on December 15, 2014, subject to earlier termination upon the occurrence of certain customary event, in addition to the failure to purchase the minimum number of FD-47s.  The Company has the option to extend the Exclusive Agreement for another 10 years, provided that it is not in default on this agreement.  The Exclusive Agreement contains fairly customary provisions regarding ordering, paying for and delivery of products; reporting; intellectual property and confidentiality; non-competition and non-solicitation; and warranties, disclaimers, insurance, limitations on liability and indemnification.  As of July 27, 2011, we had purchased 135,000 units under the Exclusives Agreement.

Market for the Products

According to the most recent Census Bureau findings, the resident population of the United States is almost 309 million people.  The U.S. Department of Transportation's Research and Innovative Technology Administration reports that in 2007 the United States had an estimated 254.4 million registered passenger vehicles.  Accordingly to one study, the daily travel of United States residents averages 11 billion miles a day, with an average of almost 40 miles per person per day, and Americans take 411 billion trips a year or about 4 trillion miles with an average of 14,500 miles per person.  (The 2001 National Household Travel Survey, Person and Day Trip Files, U.S. Department of Transportation, Bureau of Transportation Statistics and Federal Highway Administration.)  The U.S. Department of Transportation's Research and Innovative Technology Administration reports that in 2007 the overall median age for automobiles was 9.2 years, a significant increase over 1990 when the median age of vehicles in operation in the U.S. was 6.5 years and 1969 when the mean age for automobiles was 5.1 years.  Overall, the large number and the aging of motor vehicles in the U.S. create a vast market into which to market the Company’s products.

Manufacturing of Products

A to Z innovations currently uses Summit Electronic Components Co., Ltd (“SEC”) to manufacture the FD-47s.  Based in Thailand, SEC is a contractor electronics manufacturer of high precision products.  It is Thai-owned and promoted by the Thai Board of Investment, a Thai government support program for exporters.  SEC represents that it was established in 1987, has 800 employees, has provided manufacturing services to Sony, Sharp, Canon, Toyota, Isuzu, Panasonics and others, and has the following certifications: ISO9001:2000, ISO/TS16949, and ISO14001.  The Company believes that SEC has established a world-class production system including planning, procurement, production & quality control systems to deliver high quality, competitive products like the FD-47.  A to Z innovations has represented to the Company that it is currently in the process of procuring a qualified alternative manufacturer in case the services of SEC were ever not available, and that it believes that it will encounter no problem in finding such a manufacturer.

Marketing of Products

The Company currently has the following vendors selling the Company’s products:

The Company’s U.S. target market segment strategy will be directed at the following segments:

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Retail

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Big Box Retail

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Consumer Electronics stores

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Catalog Houses

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Automotive Aftermarket

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Internet Sales

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Company Fleet Vehicles

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Government Fleet Vehicles including military

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Military Exchange stores

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Farm and Fleet Stores

The Company intends to use the following marketing strategies:

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Media: Direct, Dish and Cable T.V. commercials reaching  > 80 mm households

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NASCAR Sponsorship:

On site sales and awareness programs at 10 major events annually.

Driving in 24 Main Camping World Truck Series Races 2010

Social/Viral Networks:

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Affiliate channels including drugstore.com, Amazon, eBay etc

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Google ad words

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Banner ads

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Facebook Page

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Twitter Posts

Email Marketing:

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Newsletters

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Email Promotions

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Infomercials

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Radio

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National Print Ads

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Direct mail

The Company’s packaging, instructions and definitions disclose every piece of factual information to give the consumer and retailer as little chance as possible for customer complaint and returns.

The Company offers a one-year limited warranty on the FD-47 that begins on the day of delivery. The warranty covers only defects in material or workmanship, and not intentional misuse, spills, or normal wear and tear.

Marketing Critical Relationships

The Company has invested in becoming the official sponsor of Turn One Racing, Rusty Wallace Racing and Gaunt Brothers Racing competing in both NASCAR’s Nationwide Series and Camping World Truck Series with additional racing partnerships with Red Bull USA and Triad Racing Technologies (TRD).

Fuel Doctor sponsors the #60 Truck with Cole Whitt who is the current point leader for Camping World Truck Series Rookie of the Year.

Additional motor sports partnerships:

Rick Ware and the Rick Ware Racing Team

The Company is the official sponsor of the Rick Ware Racing Team.  The Rick Ware Racing Team competes in the NASCAR Nationwide Series, NASCAR Camping World Truck Series, NASCAR Whelen Modified Series, AMA Arenacross Series, Allison Legacy Series and US Legends Association.  The Company now has an agreement with the Rick Ware Racing Team whereby the Company pays a modest weekly fee.  For this fee, the Company believes that it has received considerable national exposure, including the Company’s name, product number and slogans prominently displayed on NASCAR race cars.

Rick Ware personally assists the Company with its marketing efforts and serves as the Director of the Company’s Motor Sports Division, Fuel Doctor Racing, LLC.  Mr. Ware made his first pass down a drag strip as a six year-old at the famous Carlsbad Drag strip. He competed in motocross as an early teen, and, in 1983, he made his NASCAR debut, leading to a lifelong involvement in the sport.  Mr. Ware has competed as a driver or owner in every major form of motor sports, including NASCAR (Cup, Nationwide, Truck series), SCCA Trans-Am, ARCA, IMSA NASCAR East, West and All-Pro. Throughout his career, Mr. Ware has been able to leverage business-to-business relationships to increase awareness and produce growth for his sponsors and marketing partners. Through its success-on-a-dime approach, Rick Ware Racing (RWR) is known as "The Biggest Little Team in Motors Sports". He has managed multiple businesses while developing his motor sports marketing plan. He founded Trick Engineering and BRP South, which builds and develops racing parts used in the NASCAR Cup, Nationwide, and Camping World Truck series, as well as in other forms of racing. He also manages and markets his own racing organization, which fosters an understanding of the complex needs of large organizations. Mr. Ware has been able to leverage his vast knowledge to build a solid, brand name for the Company in NASCAR and the racing community in less that a year. In addition, he has secured motor sports racing professional Jeffrey Earnhardt as the new Company driver for the 2011 Camping World Truck Series.

Sales Representative Organizations

The Company has signed agreements with national and regional sales representative organizations that are working on the Company’s behalf.  Currently, these organizations include CMI Continental Merchandisers, Raboy, Orion Advanced Marketing,  and Canadian Rep. Organization: Kelan-Hudson/Pro-line Sales & Marc Remoli.  These organizations generally have a long history of effecting sales on behalf of manufacturers and distributors.  They give to the Company access to the United States’ and Canada’s largest retailers.  These organizations have been responsible for a large number of the Company’s sales thus far.

Employees

The Company employs three executives and has contracted with six independent contractors.  The Company expects to have up to approximately 12 employees in the next 12 months.  The Company does not now foresee problems in hiring additional qualified employees to meet the Company’s labor needs.

Properties

The Company leases its corporate head office in Calabasas, California under a lease requiring monthly rent in the amount of approximately $3,200 and expiring in June 2011.  The Company’s corporate head office comprises approximately 1,400 square foot.  The Company does not now foresee problems in obtaining leased space to meet the Company’s head office needs. As of June 15, 2011 the company has relocated to a 5100 sq/ft. facility including 1500 sq/ft of warehousing and shipping space. Entering into a 3 year lease at $0.90 sq./ft. for year 1, with an additional $0.05 per square foot raise each year following $.95 year 2, $1.00 year 3.

Litigation

The Company is a defendant in a matter entitled Drinville, on behalf of herself and others similarly situated v. Fuel Doctor, LLC and DOES 1-20, Inclusive filed March 16, 2011 in the Superior Court of the State of California for the County of Los Angeles.  This purported class action alleges violation of various violations of California statutes principally related to false advertising and consumer protection in that the company’s products are alleged not to provide the benefits claimed.  The suit seeks class certification, unspecified damages and exemplary damages, among other things.  The lawsuit is in an early stage and the Company will vigorously defend the same.

Another Federal lawsuit against the company alleging false patent claims has been voluntarily dismissed, without prejudice, by the plaintiff.

Until our product is established in the market and its benefits accepted, we may anticipate these types of lawsuits will be brought from time to time.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PRESENTATION OF OUR MANAGEMENT'S DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS REPORT.

Results of Operations for the fiscal year ended December 31, 2010 and 2009

Net Sales: Net sales for the fiscal year ended December 31, 2010 and 2009 were $780,146 and $37,872, respectively.  We commenced the selling of our FD47 product line and the sales have continued to grow. The Company is focused on developing new relationships and developing new product lines for distribution.

Cost of Sales: The Cost of Sales for the fiscal year ended December 31, 2010 and 2009 was $753,996 and $35,264. The high COGS was the result of high initial costs related to the low volume of production and the high costs of slotting fees that the Company chose to incur to get the exposure of its product in selected retail locations.

Operating expenses: Operating expenses for the fiscal year ended December 31, 2010 and 2009 were $2,502,957 and $477,871, respectively.  In order to promote the new business, it was imperative to increase advertising expense to $967,870 during 2010 as compared to $67,616 for 2009.  General and administrative expenses increased from $60,223 during fiscal year ended 2009 to $381,113 during the fiscal year ended 2010.  As the Company grew in sales it was necessary to add additional infrastructure to support the forecasted growth in sales. Officer salaries represented 22% of operating expenses in 2010 and 24% of operating expenses in 2009

Liquidity and Capital Resources: We have experienced net losses of $2,485,136 and $475,263 for the fiscal year ended December 31, 2010 and 2009, respectively. At March 31, 2011, we had $75,731 in cash. As a development stage company in our new field of endeavor, we currently do not have significant revenue producing operations, and we must sustain operations through equity and debt financing.

Results of Operations for the three month period ended March 31, 2011 and 2010

Net Sales: Net sales for the three months ended March 31, 2011 and 2010 were $344,007 and $234,234, respectively.  We anticipate continued sales growth throughout fiscal year 2011. For sales to increase at the rate that management expects, the Company will need to raise capital to support this growth.

Cost of Sales: The Cost of Sales for the three month period ended March 31, 2011 and 2010 was $210,614 and $181,354.  Although the percentage of COGS is decreasing, it is still considerably higher than desired.  It is one of the major focus items for management during the next year.

Operating expenses: Operating expenses for the three months ended March 31, 2011, were $559,849 compared to $649,318 for the same period in 2010.  Advertising expense for the three month period ended March 31, 2011 and 2010 was $349,681 and, $284,537, respectively. As a percentage of sales, Advertising expense decreased from 121% to 120%. Commission expense for the three month period ended March 31, 2011 and 2010 decreased from $71,259 to $1,130 as a result of direct sales by the Company.  Officer salaries represented 13% of operating expenses three months ended March 31, 2011and 9% of operating expenses for the three months ended March 31, 2010

Liquidity and Capital Resources: We have experienced net losses of $429,493 and $596,438 for the three month period ended March 31, 2011 and 2010, respectively. At March 31, 2011, we had $75,731 in cash.

Since the formation of our company, we have financed cash flow requirements through the issuance of membership interest for cash and through loans. As we expand our operational activities, we will continue to experience net negative cash flows until we establish revenue producing operations with sufficient depth to offset our expenses. We hope to be able to obtain additional financing to fund operations through equity offerings and borrowings to the extent necessary to provide the necessary working capital to implement our business plan and achieve positive cash flow. Financing may not be available, and, if available, it may not be available on acceptable terms. Such financing will likely have a negative impact on our financial condition and our shareholders. The sale of debt would, among other things, adversely impact our balance sheet, increase our expenses and increase our cash flow requirements. The sale of equity could, depending on the terms of its placement, among other things result in dilution to our shareholders. If we are unable to access sufficient funds when needed, obtain additional external funding or generate sufficient revenue from the sale of our products and services, we could be forced to curtail or possibly cease operations.

RISK FACTORS

The Registrant’s stock is highly speculative, and prospective investors should carefully consider, among others, the following factors related to our business, operations and financial position.

RISKS RELATED TO OUR BUSINESS

HISTORY OF LOSSES AND GOING CONCERN QUALIFICATION

For the fiscal year ended December 31, 2010 and fiscal year ended December 1, 2009 we had net losses of $(2,485,136) and $(475,263), respectively.  In large part due to our rapid growth, we continue to suffer significant losses.  Our independent auditor has placed a “going concern” qualification in its opinion on our financial statements.  If we are unable to continue as a going concern, the value of our shares would be materially reduced.

WE HAVE A LIMITED OPERATING HISTORY TO MAKE AN EVALUATION OF US AND OUR FUTURE, AND PROFITS ARE NOT ASSURED.

Our company commenced its business in June 2009.  We started as the exclusive distributor for the United States and Canada of a fuel efficiency booster (the FD-47), which plugs into the lighter socket/power port of a vehicle and increases the vehicle's miles per gallon through the power conditioning of the vehicle's electrical systems.  We have since become the global distributor of the patent pending technology FD-product line. While we continue to serve in the preceding capacity, we are broadening our product offering.  We currently have limited assets and operating history upon which to base an evaluation of us and our business and prospects.  Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  For our business plan to succeed, we must successfully undertake most of the following activities:

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Raise a sufficient amount of funds to market our products

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Enter into favorable agreements with third parties regarding a variety of matters, including the marketing and purchase of our products

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Develop new proprietary products

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Develop and increase our customer bases

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Implement and successfully execute our business and marketing strategy

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Provide superior customer service

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Respond to competitive developments

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Attract, retain and motivate qualified personnel.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE TO FINANCE OUR BUSINESS PLAN, WHICH WE MAY NOT BE ABLE TO RAISE OR WHICH MAY BE AVAILABLE ONLY ON TERMS UNFAVORABLE TO US OR OUR MEMBERS.

If we need to obtain additional financing, we will be constrained to identify various sources and financing alternatives, including private sales of equity securities or the incurrence of indebtedness.  However, additional financing may not be available on favorable terms or at all.  If required financing is not available on acceptable terms, we could be prevented from pursing our business plan in the manner that we prefer.  In such event, we would be constrained to pursue a less ambitious plan, which could materially and adversely affect our business and financial condition.  Moreover, any debt financing undertaken to procure funds may involve restrictions limiting our operating flexibility.  If we obtain funds through the issuance of equity securities, the percentage ownership of our existing members will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the holders of our Interests.  During the period from March 20, 2011 to July 31, 2011 we raised $847,500 which we believed would be sufficient to meet our financial needs through mid – 2012.  However, due to the rate of growth of our company we now require additional working capital.   We now anticipate additional financing requirements during 2011.

WE DEPEND HIGHLY UPON AN EXCLUSIVE AGENCY AGREEMENT, WHICH CAN ONLY BE TERMINATED UNDER CERTAIN CIRCUMSTANCES.

We have entered into an exclusive agency agreement with respect to our main product with respect to the United States and Canada and subsequently the Company obtained Worldwide Exclusive Agency rights to this the main product.  This agreement allows us to sell our main product and pursue our business.  This agreement has a term that expires on or about August 15, 2014, but we have the option to extend this agreement for another 10 years, provided that we are not in default on the agreement. However, this agreement is subject to termination under certain circumstances.  One of these circumstances is when we fail to purchase a specified level of products under the agreement during a yearly period.

IF THE SUPPLIER OF OUR MAIN PRODUCT FAILS TO SUPPLY THIS PRODUCT IN SUFFICIENT QUANTITIES AND IN A TIMELY FASHION, WE HAVE THE RIGHT TO MANUFACTURE THE FD-47 PRODUCT LINE OURSELVES AND GIVE A ROYALTY TO A-Z INNOVATIONS

We do not expect to manufacture our main product.  Instead, we have entered in an exclusive sales and purchase agreement with respect to our purchase of this product.  Our profit margins and timely product delivery depend upon the ability of our supplier to supply us with products in a timely and cost-efficient manner.  Our ability to sustain satisfactory levels of sales depends on the ability of our supplier to produce the ingredients and products and to comply with all applicable regulations. Our exclusive sales and purchase agreement confers a right in our favor to seek an alternative manufacturer if our supplier fails to supply our main product in accordance with our needs, and we expect that we would be able to find an alternate suppliers for our main product.  However, we have no assurance that the failure of our supplier to produce and supply our products would not materially adversely affect our business operations.

WE DO NOT EXPECT TO ENTER INTO MANY LONG-TERM PURCHASE AGREEMENTS WITH OUR CUSTOMERS.

To date, we have made limited sales of our products.  We expect that most of the sales of our products will be done on a “purchase order” basis as our customers choose to purchase results and financial condition.

WE COULD FACE PRODUCT LIABILITY CLAIMS

Product liability claims or other claims related to our products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms.  In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost.  Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the sale of our products.

EVEN IF WE ARE SUCCESSFUL IN EXPLOITING THE TECHNOLOGY UPON WHICH WE ARE RELYING, A TECHNOLOGY SUPERIOR TO OURS MAY BE DEVELOPED.

A critical part of our business strategy is to exploit a technology that will give to us a competitive advantage in the market.  Even if we are successful in achieving this goal, developments by others may render the technology upon which we are relying and proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors.  Competition from other companies, universities, government research organizations and others diversifying into the field could be intense and may increase. Nearly all of these entities would have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources.  These entities could represent significant competition for us. We are a development-stage enterprise and as such our resources are limited, and we may experience technical challenges inherent in exploiting the technology upon which we are relying.  Competitors may develop technologies that in the future may be the basis for competition.

IF WE ARE UNABLE TO PROTECT ADEQUATELY OR ENFORCE OUR RIGHTS TO OUR INTELLECTUAL PROPERTY, WE MAY LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, IF ANY, OR INCUR COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

We will generally require our critical employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements.  These agreements typically will provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances.  These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements.  Furthermore, our competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to the proprietary technology upon which we are relying.  In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law.  We may be unable to meaningfully protect our rights in trade secrets, technical know how and other non-patented technology.

We may have to resort to litigation to protect our rights for certain intellectual property, or to determine their scope, validity or enforceability.  Our agreement by which we purchase our products for resale prohibits us from instituting any action against someone who is or may be infringing the technology upon which we are relying, without our manufacturer’s consent.  If our manufacturer declines or refuses to consent to our institution of such an action, we would probably have no recourse, and our business would be materially adversely affected.  Even with such consent, enforcing or defending our rights would be expensive and may distract management from its development of the business if not properly managed.  Such efforts may not prove successful.  There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology we may license.  Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using the technology upon which we are relying to develop or sell competing products.

THIRD PARTIES MAY SUE US, CLAIMING THAT OUR PRODUCT INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS.  DEFENDING AN INFRINGEMENT LAWSUIT IS COSTLY, AND WE MAY NOT HAVE ADEQUATE RESOURCES TO DEFEND.  ANY SETTLEMENT OR JUDGMENT AGAINST US COULD HARM OUR FUTURE PROSPECTS.

We may be exposed to future litigation by third parties based on claims that the technology upon which we are relying, product or activity infringes on the intellectual property rights of others or that we have misappropriated the trade secrets of others.  This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general, and the breadth and scope of trade secret protection, involves complex legal and factual questions for which important legal principles are unresolved.  Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. Although after more than 2 years in the market, this has not been the case.

Our agreement by which we purchase our products for resale requires our manufacturer to indemnify us against any claims that the technology upon which we are relying infringes any intellectual property of a third party.  However, the benefit of such indemnification agreement would depend on our manufacturer’s ability to indemnify us at the time that a claim arose.  If our manufacturer were unable to indemnify us at such time for any reason (including, without limitation, a decline in its financial situation), such indemnification agreement would have no benefit.

WE WILL INITIALLY OFFER ONLY A LIMITED NUMBER OF PRODUCTS, AND OUR SUCCESS DEPENDS ON THE SUCCESS OF THESE PRODUCTS.

We currently intend to manufacture initially only a limited number of products. At the present, our success depends entirely upon our ability to manufacture and sell these products on a profitable basis.  Our lack of product diversification may make the results of our operations riskier and more volatile than they would be if we manufactured a larger number of products.  Unlike entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

IF WE FAIL TO ESTABLISH ACCEPTANCE OF OUR PRODUCTS OR OUR BRAND, OR TO ATTRACT REPEAT CUSTOMERS, WE MAY NOT BE ABLE TO GENERATE REVENUES SUFFICIENTLY TO FUND OUR OPERATIONS.

We will be offering products that we believe are new to the market.  Accordingly, we will depend on the acceptance in the market of our products as innovative products.  There can be no assurance that significant acceptance of or market demand for our products will ever develop.  The failure of our products to achieve market acceptance could materially adversely affect our business, results of operations and financial condition.  The development of our brand will depend largely on the success of our marketing efforts and its ability to provide consistent, high quality customer experiences. We cannot be certain that our brand promotion activities will be successful, or will generate revenues.  If revenues are ever generated, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing our brand.

OUR MAIN PRODUCT HAS RECEIVED AN UNFAVORABLE REVIEW FROM CONSUMER REPORTS, AND THIS REVIEW COULD MATERIALLY ADVERSELY AFFECT OUR ABILITY TO MARKET OUR MAIN PRODUCT.

On December 7, 2010, Consumer Reports disseminated an unfavorable review of our main product, the FD-47.  Consumer Reports is an influential publication that reviews and compares consumer products and services based on its in-house testing laboratory.  We disagree with the procedure used by Consumer Reports in conducting this review.  Consumer Reports indicated that it tested the FD-47 in 10 vehicles.  Of these vehicles, only two were more than two years old, although we invariably note that the FD-47 works best on vehicles more than two years old.  Consumer Reports’ review is contrary to the results of four major independent automotive research organizations, including testing conducted as recent as October 2010 by Intertek, among the largest and most respected testing agencies in the world, at the request of a leading aftermarket automotive retailer that requires product validation and testing before it purchases new products.  We are currently formulating a strategy for responding to Consumer Reports’ review.  We have already challenged Consumer Reports to test the FD-47 against the protocols for which it was designed as of the date of this 8K.  Moreover, as of the date of this Report, none of our customers has cancelled an order as a review of Consumer Reports’ review, and some of our largest customers have affirmed a continued relationship with us.  Nevertheless, we have no assurance of the outcome of this situation.  The existence of this situation could materially adversely affect our business, results of operations and financial condition as we encounter greater difficulty in marketing the FD-47 as a result of this review.

However, the Company disagrees with the procedure used by Consumer Reports in conducting this review.  Consumer Reports indicated that it tested the FD-47 in 10 vehicles.  Of these vehicles, only two were more than two years old, although we invariably note that the FD-47 works best on vehicles more than two years old.  Moreover, one of the vehicles may have included a hybrid, although we invariably note that the FD-47 does not work on hybrids.  In its report, Consumer Reports states “…Fuel Doctors says it works best on cars two years or older but positive effects can be expected on newer vehicles as well.”  This is a fabricated statement taken out of context and nowhere on the outside of our packaging do we suggest this.  Consumer Reports proceeds to utilize this fabricated statement as the basis for their review of the FD-47.  CR tested the FD-47 primarily on new vehicles rather than on vehicles two years or older which is the entire thrust of the product.  Our instructions recommend that motorists allow FD-47 to properly adapt to the vehicle’s specific electronic control unit (ECU) by running through at two to three tanks of fuel.  It appears from the Consumer Reports YouTube video that CR did not give the test cars the required miles before calculating effectiveness on fuel decrease.

Consumer Reports’ review is contrary to the results of four major independent automotive research organizations, including testing conducted as recent as October 2010 by Intertek, among the largest and most respected testing agencies in the world, at the request of a leading aftermarket automotive retailer that requires product validation and testing before it purchases new products.

We are currently formulating a strategy for responding to Consumer Reports’ review.  We have already challenged Consumer Reports to test the FD-47 against the protocols for which it was designed.

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Fuel Doctor will arrange a NASCAR-sanctioned track or road course to utilize for the purpose of testing the FD-47 on at least six vehicles that are two years old and older.

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No new cars or hybrids would be tested.

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The cars would be driven 65 miles per hour, first 150 miles without the FD-47 and then 150 miles with the FD-47 plugged in.

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The testing would involve no instant measuring of fuel consumption reduction without the product being engaged throughout at least one full tank of gas cycle.

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The vehicles will be random and borrowed from a nearby used car lot that will be mutually agreed upon.

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All cars be tested using cruise control.

We have indicated that will stand by the results of the findings from this challenge.  We also stand behind the tens of thousands of satisfied customers who apparently have found that the FD-47 yields measurable fuel consumption improvement in older vehicles.

To date, Consumer Reports has not responded to this challenge but has issued a 2nd report claiming the same results but using their same testing protocols as the first report, on older vehicles which is diametrically opposite of the way the FD-47 technology is designed.  The key to CR’s title is Fuel Doctor fails “ The Consumer Reports MPG test”  those tests are not indicative of how our product works nor did they follow the testing protocols in the 1st and 2nd article called out by the Fuel Doctor engineering team.   Moreover, to date, none of the Company’s customers has cancelled an order as a review of Consumer Reports' review, and some of the Company’s largest customers have affirmed a continued relationship with the Company based on either the Company’s testing with bona fide testing facilities or their own internal test results.  We have no assurance of the outcome of this situation.  However, the existence of this situation could materially adversely affect our business, results of operations and financial condition as we encounter greater difficulty in marketing the FD-47 as a result of this review.

WE ARE SUBJECT TO A CLASS ACTION LAWSUITS

Two class action lawsuits have been initiated against us, by the same law firm, using two different defendants names, claiming that our product does not deliver its claimed benefits and that consumers have been damaged by the purchase thereof and similar claims.  See Business of Fuel Doctor, LLC – Litigation.  While this lawsuit is in its early stage; it is difficult to predict the outcome of any litigation. Management believes this suit is without merit and will it vigorously defend this action.  However, an unfavorable result in any lawsuit could have a material adverse effect on our business and the value of our stock.

WE ARE CURRENTLY EXPERIENCING RAPID GROWTH, AND WE WILL NEED TO MANAGE THIS GROWTH EFFECTIVELY.

We are currently expanding our operations rapidly and significantly.  This rapid growth could place a significant strain on our management, operational and financial resources.  To manage the growth of our operations, we will be required to undertake the following successfully:

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Manage relationships with various strategic partners and other third parties;

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Hire and retain skilled personnel necessary to support our business;

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Train and manage a growing employee base; and

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Continually develop our financial and information management systems.

If we fail to make adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed.  Our inability to manage growth effectively could materially adversely affect our business, results of operations and financial condition.

RISKS RELATED TO OUR INDUSTRY

POOR GENERAL ECONOMIC CONDITIONS COULD HAVE A MATERIAL IMPACT ON OUR BUSINESS.

Overall economic conditions that impact consumer spending could also impact our results of operations. Future economic conditions affecting disposable income such as employment levels, consumer confidence, business conditions, stock market volatility, weather conditions, acts of terrorism, threats of war, and interest and tax rates could reduce consumer spending or cause consumers to shift their spending away from our products. If the economic conditions, we may experience material adverse impacts on our business, operating results and financial condition.

INCREASED COMPETITION COULD IMPACT OUR FINANCIAL RESULTS.

We believe that we currently have no direct competition.  In the past, competitive products were delivered, but these products failed, we believe due to their much greater expense, and the much greater difficulty and expense of their installation than our product.  Nevertheless, we have no assurance that competitive products will not enter the market in the future.  We expect that some (if not most or all) of any future competitors will have or may develop greater financial and marketing resources and greater brand recognition.  In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with our future competitors.  Competition from these or other competitors could negatively impact our business.

THE LOSS OF KEY MANAGEMENT COULD HARM OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

Our CEO and CFO/COO will make nearly all decisions with respect to the management of our company.  Holders of Interests will have no right or power to take part in the management.  Although a holder of Interests is entitled to vote on certain matters, a person should not purchase any of the Interests offered hereby unless he or she is willing to entrust all aspects of the management to our Management.  Our success depends heavily upon the continued contributions of management.  Management has not entered into a written employment agreement. As a result, he may discontinue providing his services to us at any time and for any reason.  Our management has entered into a non-compete agreement with us, which believe should put pressure on them to remain in our employ.  We currently maintain no key person insurance on our management.  If we were to lose the services of our management, our ability to execute our business plan could be harmed and we may be forced to decrease operations until such time as we could hire a suitable replacement for them.

OUR CURRENT MANAGEMENT RESOURCES MAY NOT BE SUFFICIENT FOR THE FUTURE, AND WE HAVE NO ASSURANCE THAT WE CAN ATTRACT ADDITIONAL QUALIFIED PERSONNEL.

There can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform.  Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits.  There is no assurance that (if we need to) we will be successful in attracting highly qualified individuals in key management positions.

PRESENT MANAGEMENT AND TWO EARLY INVESTORS OWN A SUBSTANTIAL MAJORITY OF OUR COMMON STOCK.

Mr. Soffa owns 4,000,000 shares of our common stock and Mr. Edward Wishner and Joel Gillis; two of our investors own 2,000,000 shares of our common stock each.  While there are no formal agreements among Messrs. Soffa, Wishner and Gillis, they have worked together well to date and among them own 8,000,000 shares or 64.1% of our common stock and will be in a position to control our corporate affairs.  Other shareholders will have at best a minimal voice in our operations.  Our management may use this controlling position to benefit themselves rather than our other shareholders.

CURRENTLY, THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCES THAT ANY ESTABLISHED PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN WHEN IT IS QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

To date, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. We plan to procure a number of market makers and one will file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. There can be no assurance that the market maker's application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

OUR SHARES MAY NOT BECOME ELIGIBLE TO BE TRADED ELECTRONICALLY WHICH WOULD RESULT IN BROKERAGE FIRMS BEING UNWILLING TO TRADE THEM.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (DTC) to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company's stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

ANY MARKET THAT DEVELOPS IN SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO THE PENNY STOCK REGULATIONS AND RESTRICTIONS PERTAINING TO LOW PRICED STOCKS THAT WILL CREATE A LACK OF LIQUIDITY AND MAKE TRADING DIFFICULT OR IMPOSSIBLE.

Our shares will be considered a "penny stock." Rule 3a51-1 of the Exchange Act establishes the definition of a penny stock, for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

THE MARKET FOR PENNY STOCKS HAS EXPERIENCED NUMEROUS FRAUDS AND ABUSES THAT COULD ADVERSELY IMPACT INVESTORS IN OUR STOCK.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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Boiler room practices involving high pressure sales tactics and unrealistic price projections by sales persons;

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Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

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Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ANY TRADING MARKET THAT MAY DEVELOP MAY BE RESTRICTED BY VIRTUE OF STATE SECURITIES "BLUE SKY" LAWS THAT PROHIBIT TRADING ABSENT COMPLIANCE WITH INDIVIDUAL STATE LAWS. THESE RESTRICTIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE TO SELL SHARES IN THOSE STATES.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

ALL OF THE SHARES ISSUED TO FDLLC MEMBERS UNDER THE PLAN SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the shares issued to FDLLC members under the Plan (9,347,500 shares) are restricted securities as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer that is not a shall company or 12 months (as is the case herein) if purchased from a reporting shell Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company's outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Sales of our shares by former members of FDLLC under Rule 144 cannot begin until one year from the date we ceased to be a “shell company” August 24, 2011.

WE DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

MANAGEMENT

At the closing under the Plan, the following people were elected officers and directors:

Name	Age	Positions
Mark H. Soffa	52	President/CEO, Director
Joseph Rodriquez	61	CFO/COO
Douglas Hungerford	55	Chief Technology Officer

Mark Soffa, age 52, CEO and Director.

Mr. Soffa's has over 25 years in sales, design and marketing. Mr. Soffa was president and CEO of Scorpion Trading and Promotions, LLC, as from 2003 to 2009, a factory direct trading company assisting promotional products distributors in design, manufacturing, production and logistics for large quantity custom electronic IC design and other custom proprietary products. Scorpion’s distribution to blue chip customer base includes HBO, Poker Stars, Carnival Cruise Lines, Abbot Laboratories, and Bloomberg Financial.

As executive vice-president of Sweda Co. LLC from 1993 to 2003; Mr. Soffa increased promotional product cumulative sales to over $400 million. He was also responsible for managing a U.S workforce of 450 people. With a total workforce of over 2700 people, they engaged in manufacturing and supplying promotional items in Europe, Asia, South America, Australia and the Middle East.  During Mr. Soffa’s tenure, SWEDA continued to climb the charts as a top 25 supplier in a field of over 4,000 supplier companies serving the $18 billion promotional products industry.

Mr. Soffa studied language at Hazorea in Israel and mathematics at The Technion, Israel Institute of Technology located in Haifa, Israel.

Joseph R. Rodriguez, Age 61, CFO/COO

Joseph R. Rodriguez, Jr. comes to Fuel Doctor USA with and extensive background in operations and finance in public companies.  He is an entrepreneur that has been involved in not only starting companies but also in taking them public.  His business career began with Arthur Anderson & Co. which propelled him into the high tech industry of semi-conductors with Texas Instruments and American Micro Systems.   After founding a venture capital firm and a national real estate development and condo conversion company, Joe continued to work with start-up companies and small public companies.  Recently, he served as the acting CFO of a small high tech firm in Orange County, Ca.  Joe earned a B.S. degree in Mechanical and Aerospace Engineering from Rose Hulman Institute of Technology and a M.B.A. in Corporate Finance and Marketing from Ohio State University

Douglas Hungerford, Age 55, Chief Technology Officer

Douglas Hungerford joined Fuel Doctor with an extensive background in engineering design and manufacturing.   Since graduating in the early 1990’s, Douglas has worked in a variety of capacities including Sr. Electrical Engineer, Electronics Technician, Project Engineer, and Systems Engineer. He has truly worked at all levels of engineering and has worked domestically and internationally with some of the most prestigious firms and corporations such as E.C.C. International/Cubic Simulation Systems, Simcom, ITEC Productions, Universal Studios Florida, and Walt Disney World.  Mr. Hungerford is genuinely passionate about engineering and recently helped demonstrate this by helping to form the nonprofit organization BDCOTSRUS Inc that was one of the 22 finalists for the Automotive X-Prize competition.  These experiences have given Mr. Hungerford an in-depth knowledge of numerous hardware and software systems.  Douglas earned his bachelor’s degree in Electrical Engineering from the University of Central Florida and is a member of The International Council on Systems Engineering (INCOSE).  Douglas started with FUEL DOCTOR LLC February 15, 2010

Tanya Hall, Senior Vice President of Motorsports and Vice President of Sales)

Tanya Hall is a native of Silicon Valley, California and graduated with Summa Cum Laude honors from Santa Clara University. Tanya continued on in their graduate program in the evenings receiving an MBA in Finance.

While completing her Master’s Program, Tanya began her career in Law Enforcement. In addition to her work in Law Enforcement, Tanya also provided consulting services with McGladrey & Pullen LLP, Certified Public Accountants as well as provided auditing and consulting services with Andersen Consulting.  Eventually moving on from the field of Law Enforcement, Tanya started her own marketing company pursuing her passion and education in finance and marketing, which began a very successful 17-year career in the motorsports industry in sales and marketing. In addition to owning her own marketing company, Tanya partnered with Provident Partners Companies for several years providing strategic investment advice and marketing strategies for the company and clients. Tanya currently is the VP of Motorsports for Fuel Doctor managing the NASCAR related motorsports programs and is the VP of Sales for Fuel Doctor.

CMI

CMI offers over 50 years of service, with a history of mutually profitable business relationships that have positioned their Company as the number one rep in the Minneapolis/greater Minnesota and Upper Midwest marketplace. CMI has close relationships established with buyers, merchandise managers and executives at Best Buy, Target, ShopNBC, Advance Auto, Menards and the dozens of other retail and wholesale accounts that they serve.

CMI provides real-world solutions to both its retail and vendor partners including competitive product analysis to category management, from forecasting and sales analysis to inventory control and management, from reverse auctions and competitive line reviews to OEM and Asian product sourcing.

Orion Advanced Marketing

Steve Block

Steve Block has a diverse background in Consumer Electronics.  He began his career at an early age with Musicraft, a prominent Chicago retailer.  He consistently ranked among their top two salesmen every year.  Steve earned his B.A. in business from the University of Illinois in 1977, while still pursuing his career in retail sales.

In 1980, Steve left Musicraft to help start Tree and Associates, a manufacturers representative firm.  During his 16 years with Tree, Steve was instrumental in taking the company from $500,000 to over $15 million in sales.  Steve was honored by being invited to participate in Sales Council meetings including Sony Mobile Electronics, Altec Lansing and Geneva.  In 1982, Steve was responsible for the creation of Advanced Consumer Electronics, the distribution arm     of Tree and Associates.  ACE realized sales in excess of two million dollars.  Steve founded Advanced Marketing in 1995 and merged with Orion to form Orion Advanced Marketing in 1996.  Steve is responsible for management of Orion Advanced Specialty markets and distribution.  Steve is a partner in Orion Advanced Marketing.

Larry Lebbing

Larry Lebbing is a founding partner of Orion Advanced Marketing. Larry’s resume includes a background as Vice President of a large Chicago rep firm as well as national and regional positions with Bose Corporation, Sanyo/Fisher and Phonemate. Larry founded Orion Electronic Marketing in 1992 with partner Bob Nuzie.  Orion merged with Advanced Marketing/Steve Block in 1996 to form Orion Advanced Marketing. Larry holds a Bachelor of Arts in Broadcasting/Communication and an M.B.A. from Western Illinois University.

Andrew Birnbaum

Andrew Birnbaum has a diverse background in the consumer electronic industry.  He earned his B.S. in radio and television from Southern Illinois University.  He began his career in 1978 with Center Video Center, one of the first video electronic retailers in Chicago.  In 1980, Andy teamed up with The Video King, a 16-store retail chain, as sales manager and new store planning manager for 7 years.

After Andy developed his sales and merchandising skills in the Chicago area retail arena, he went to work for a large manufacturer’s rep firm. From 1987 to 2000, Andy represented NEC of America, Aiwa, Sony Headphones and Accessories, Seiko Instruments, Samsung Electronics, TDK Electronics, Laserline, GoVideo, Sharpvision, SDI Technologies, Royal Consumer Business, and Alpine Car Stereo.

Andy came to Orion Advanced Marketing in January of 2002, after a short career in the dot com world as director of electronic sales. Andrew is responsible for new business development at Orion. Andy is a partner in Orion Advanced Marketing.

Advisory Board

The Company’s advisory board is comprised of Robert McNeill and Bruce E. Chesson.

Robert McNeill, B.S.M.E.  Robert McNeill earned his undergraduate degree in Mechanical Engineering from the University of Central Florida and his graduate degree in Industrial and Systems Engineering from the University of Florida. He is a registered engineering intern in the State of Florida and he has extensive mechanical experience in engineering design and manufacturing. Mr. McNeill has taught mechanical and industrial engineering students in the laboratory environment at the University of Central Florida.

During his career, he has gained a broad spectrum of experience and brings his wisdom and an extensive hands-on capability and creativity to the Company’s USA team. His career highlights include his membership on the research and development team for an automotive industry company that manufactured injection molded and stamped components, working in the trade show and marketing industry, employment in the entertainment field—designing and developing methods to enhance buildings throughout the United States and Europe—teaching graduate and undergraduate engineering level lab sections to students, work as an engineering manager for a company that manufactured components for use in medical and military devices and systems and more.

Mr. McNeill is a member of the Society of Automotive Engineers (SAE).

Bruce E. Chesson, B.S.C.O.M.  Bruce Chesson is the Alternative Fuel Program Manager for National Aeronautics and Space Administration (NASA)/John F. Kennedy Space Center (KSC) at Cape Canaveral, Florida. In this capacity, he is responsible for developing and managing the KSC Alternative Fuel Vehicle Strategy Plan, and ensuring that strategic analysis, planning and communications are integrated and aligned with the Space Center and agency mission and goals.

Mr. Chesson earned a Bachelor of Science degree in communications from Florida Southern College and he served in the U.S. Navy. He began his career with NASA in 2004, after working with the United Space Alliance and Lockheed at KSC. He has an extensive professional experience in managing and coordinating logistics and logistics-related functions, including transportation, warehousing, maintenance, and supply. NASA has recognized Mr. Chesson with numerous awards while supporting off-site transportation and planning for Orbiter landing and recovery operations.

Mr. Chesson also has broad-based experience in freight traffic, packaging, shipping, travel office, railroad operations and government vehicles. In 2008, he was awarded the Federal Energy and Water Management Award, Vehicle Fleet Management Category, Individual, for Kennedy Space Center Alternative Fuel Vehicle Management. In 2008, Mr. Chesson received the Blue Marble Award for Energy Conservation and Environmental Awareness for Government Transportation.

Directors and Officer Compensation

The Company is now paying its officers the following weekly amounts:

Name of Officer	Amount of Weekly Compensation
Mark H. Soffa	$5,700
Douglas Hungerford	$2,307

The Company has not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of its management or employees.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 23, 2011, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Mark Soffa	4,000,000	32.2%

Douglas Hungerford	0	0%

Edward Wishner	2,000,000	16.1%

Joel Gillis	2,000,000	16.1%

All officers and directors
As a group (1 person)	4,000,000	32.2%

(1)

All ownership amounts are after the full closing of the Plan and all ownership is direct.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The issuances of the shares in connection with the Plan are claimed to be exempt pursuant to Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

The securities issued in connection with the acquisition were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

A change in control of the Registrant occurred on August 24, 2011 in connection with the closing under the Plan.  The Registrant believes that, prior to this closing, control of the Registrant resided almost exclusively in Emily Lussier, the Registrant’s controlling shareholder, sole director and President.  The Registrant believes that (after the Merger) control of the Registrant became vested in Mark Soffa, who is now the Registrant's largest shareholder, sole director and President.  Joel Gillis and Ed Wisner are also significant shareholders.  None of Registrant’s largest shareholders have agreed to act collectively as a group.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.02 of this Current Report on Form 8-K.  Information about the background and remuneration of Registrant’s new directors and officers can be found in Item 2.01.

The Registrant’s Board of Directors has not established any standing committees, including an Audit Committee, Compensation Committee or a Nominating Committee.  The Board of Directors as a whole undertakes the functions of those committees.  The Board of Directors may establish one or more of these committees whenever it believes that doing so would benefit the Registrant.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

The information included in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.06 of this Current Report on Form 8-K.

As a result of the acquisition of FDLLC, the Registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements

Historical Financial Information for Fuel Doctor LLC for the years ended December 31, 2010 and December 31, 2009; Historical Financial Information for Fuel Doctor LLC for the three months ended March 31, 2011 and 2010.

Pro-Forma Information

Exhibit No.

Description

10.1

Agreement and Plan of Reorganization, dated August 24, 2011.

99.1

Fuel Doctor, LLC Consolidated Financial Statements as of December 31, 2010 and 2009 and as of March 31, 2011 and 2010

99.2

Pro Forma Financial Statements as of March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 SILVERHILL MANAGEMENT SERVICES, INC.

By:

/s/ Mark Soffa, CEO

Mark Soffa, CEO

Dated: August 24, 2011